NEWS RELEASE	UNITEDHEALTH GROUP

Contacts:	John S. Penshorn 952-936-7214	Brett Manderfeld 952-936-7216
Media:	Don Nathan 952-936-1885

(For Immediate Release)

UNITEDHEALTH GROUP TO HOST INVESTOR CONFERENCE
Company Anticipates Strong Future Performance

MINNEAPOLIS (December 3, 2007) – UnitedHealth Group (NYSE: UNH) will host its annual investor conference with institutional analysts and investors in New York City on Tuesday December 4, 2007 beginning at 8:00 a.m. EST. The meeting will include presentations from a variety of senior leaders who will discuss the Company’s performance and outlook, including reviewing trends and specific management initiatives related to its various business units.

The Company will also host an audio webcast of this meeting and provide supplementary data points regarding its future financial outlook on its investor information page at www.unitedhealthgroup.com. A replay of the conference will be available on the Company Web site through December 18, 2007. The slides and investor books containing answers to questions frequently asked by investors and related data about the Company’s businesses will also be available on the Company’s investor information page at www.unitedhealthgroup.com.

In conjunction with the meeting, the Company will affirm its previous outlook for 2007 earnings of $3.49 to $3.501 per share, an increase of 18 percent from $2.97 per share earned in 2006. Management will also discuss its 2008 financial outlook, which includes revenues of approximately $83 billion and earnings of $3.95 to $4.00 per share, assuming the closing of the pending acquisition of Sierra Health Services, Inc. prior to the end of 2007.

1Including the first quarter IRS code section 409A charges, the Company anticipates 2007 full year earnings will be in the range of $3.41 to $3.42 per share

About UnitedHealth Group
UnitedHealth Group is a diversified health and well-being company dedicated to making health care work better. Through its family of businesses, UnitedHealth Group serves more than 70 million individuals nationwide. Visit www.unitedhealthgroup.com for more information.

Forward-Looking Statements
This news release may contain statements, estimates, projections, guidance or outlook that constitute “forward-looking” statements as defined under U.S. federal securities laws. Generally the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “plan,” “project,” “will” and similar expressions, identify forward-looking statements, which generally are not historical in nature. These statements may contain information about financial prospects, economic conditions, trends and uncertainties. We caution that actual results could differ materially from those that management expects, depending on the outcome of certain factors. These forward-looking statements involve risks and uncertainties that may cause UnitedHealth Group’s actual results to differ materially from the results discussed in the forward-looking statements. Some factors that could cause results to differ materially from the forward-looking statements include: the potential consequences of the findings announced on October 15, 2006 of the investigation by an Independent Committee of directors of our historic stock option practices; the consequences of the restatement of our previous financial statements, related governmental reviews, including a formal investigation by the Securities and Exchange Commission, and review by the Internal Revenue Service, U.S. Congressional committees, U.S. Attorney for the Southern District of New York and Minnesota Attorney General, a related review by the Special Litigation Committee of the Company, and related shareholder derivative actions, shareholder demands and purported securities and Employee Retirement Income Security Act class actions, the resolution of matters currently subject to an injunction issued by the United States District Court for the District of Minnesota, a purported notice of acceleration with respect to certain of the Company’s debt securities based upon an alleged event of default under the indenture governing such securities, and recent management and director changes, and the potential impact of each of these matters on our business, credit ratings and debt; increases in health care costs that are higher than we anticipated in establishing our premium rates, including increased consumption of or costs of medical services; heightened competition as a result of new entrants into our market, and consolidation of health care companies and suppliers; events that may negatively affect our contract with AARP; uncertainties regarding changes in Medicare, including coordination of information systems and accuracy of certain assumptions; funding risks with respect to revenues received from Medicare and Medicaid programs; failure to achieve business growth targets, including membership and enrollment; increases in costs and other liabilities associated with increased litigation, legislative activity and government regulation and review of our industry; our ability to execute contracts on competitive terms with physicians, hospitals and other service providers; regulatory and other risks associated with the pharmacy benefits management industry; failure to maintain effective and efficient information systems, which could result in the loss of existing customers, difficulties in attracting new customers, difficulties in determining medical costs estimates and appropriate pricing, customer and physician and health care provider disputes, regulatory violations, increases in operating costs, or other adverse consequences; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and intangible assets recorded for businesses that we acquire; potential noncompliance by our business associates with patient privacy data; misappropriation of our proprietary technology; failure to complete or receive anticipated benefits of acquisitions; and change in debt to total capital ratio that is lower or higher than we anticipated.

This list of important factors is not intended to be exhaustive. A further list and description of some of these risks and uncertainties can be found in our reports filed with the Securities and Exchange Commission from time to time, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. Any or all forward-looking statements we make may turn out to be wrong. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Except to the extent otherwise required by federal securities laws, we do not undertake to publicly update or revise any forward-looking statements.

# # #